Cordovano and Harvey, P.C.                             Certified Public
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Accountants
                                                       201 Steele Street
                                                       Suite 300
                                                       Denver, Colorado 80206
                                                       (303) 329-0220 Phone
                                                       (303) 316-7493 Fax
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                                              April 24, 2002

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549


Re:    Barrington Foods International, Inc. (formerly E-Bait, Inc.)


Ladies and Gentlemen:

We were previously the principal accountants for E-Bait, Inc., the predecessor of Barrington Foods International, Inc., and we reported on the financial statements of E-Bait, Inc. as of December 31, 2000 and 1999, for the fiscal year ended December 31, 2000 and for the period from February 4, 1999 (date of inception) through December 31, 1999. On April 12, 2002, our appointment as principal accountants was terminated. We have read Barrington Foods International, Inc.'s statements included under Item 4 of its Form 8-K dated April 25, 2002, and we agree with such statements, except that we are not in a position to agree or disagree with the statements included in Item 4(b).


Yours truly,


/s/ Cordovano and Harvey, P.C.
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    Cordovano and Harvey, P.C.


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